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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement Nos. 333-181424 and 333-173077 of Oconee Federal Financial Corp. on Form S-8 of our report dated September 26, 2013, related to the audits of the consolidated financial statements of Oconee Federal Financial Corp. as of June 30, 2013 and 2012, and for each of the years in the two-year period ending June 30, 2013 appearing in this Annual Report on Form 10-K of Oconee Federal Financial Corp.

/s/ Cherry Bekaert LLP

Greenville, South Carolina
September 26, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm